Investor Update Q2 2024 Peapack-Gladstone Bank Peapack Private The Q2 2024 Investor Update should be read in conjunction with the Q2 2024 Earnings Release issued on July 23, 2024. Exhibit 99.1

Statement Regarding Forward-Looking Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and may include expressions about Management’s strategies and Management’s expectations about financial results, new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: 1) our ability to successfully grow our business and implement our strategic plan including our entry into New York City, and our ability to generate revenues to offset the increased personnel and other costs related to the strategic plan; 2) the current or anticipated impact of military conflict, terrorism or other geopolitical events; 3) the impact of anticipated higher operating expenses in 2024 and beyond; 4) our ability to successfully integrate wealth management firm and team acquisitions; 5) our ability to manage our growth; 6) our ability to successfully integrate our expanded employee base; 7) a decline in the economy, in particular in our New Jersey and New York market areas; 8) declines in our net interest margin caused by the interest rate environment (including the shape of the yield curve) and our highly competitive market; 9) declines in the value in our investment portfolio; 10) impact on our business from a pandemic event (including COVID-19) on our business, operations, customers, allowance for credit losses, and capital levels; 11) higher than expected increases in our allowance for credit losses; 12) higher than expected increases in loan and lease losses or in the level of nonperforming, classified or criticized loans or charge-offs; 13) changes in interest rates and the effects of inflation; 14) a decline in real estate values within our market areas; 15) legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs; 16) changes in monetary policy by the Federal Reserve Board; 17) changes to tax or accounting matters; 18) successful cyberattacks against our IT infrastructure and that of our IT providers; 19) higher than expected FDIC insurance premiums; 20) adverse weather conditions; 21) a reduction in our lower-cost funding sources; 22) changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; 23) our ability to adapt to technological changes; 24) claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; 25) our ability to retain key employees; 26) demands for loans and deposits in our market areas; 27) adverse changes in securities markets; 28) changes in New York City rent regulation law and 29) other unexpected material adverse changes in our operations or earnings. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements.   2

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Performance Highlights

Q2 Earnings

$0.42	0.47%	5.22%	$7.5MM
Earnings Per Share	ROA	ROE	Net Income

Balance Sheet

- Liquidity profile strengthened for a second straight quarter.
  - **Core relationship deposits* increased $354MM in Q2 (annualized rate of 33%); up $524MM YTD (annualized rate of 26%).**
  - **Noninterest-bearing deposits increased $35MM in Q2 (annualized rate of 15%); stable YTD.**
  - **Strong deposit pipelines** heading into the second half of 2024.
  - Overnight borrowings and brokered deposits decreased $239MM in the quarter (decreased $498MM YTD).
  - Total available liquidity increased $194MM on a linked quarter basis to $3.9B.**
  - 93% loan-to-deposit ratio. Loans declined $93MM in the quarter primarily driven by **reductions in Multifamily and CRE.**
- Allowance for credit losses increased 5 basis points to 1.29% of total loans.
- Tangible book value per share grew 2% to $30.73; Repurchased 100,000 shares in the quarter.

Earnings

- Net income declined by $1.1MM in the quarter as we added approximately 100 new employees and increased ACL by $3.3MM.
- Core earnings (pre-tax, pre-provision net revenue) increased 3% on a linked quarter basis.
- Net interest margin increased 5 basis points to 2.25% due to core deposit growth; cycle-to-date deposit beta 53%.
- Record wealth management fees increased 14% on a linked-quarter basis to $16.4MM, comprised 29% of total revenue for the quarter.
  - New inflows totaled $171MM for the quarter; $139MM managed.
- Total fee income 38% of total revenue; benefitted from strong wealth management income.

NYC Update

- Strategic expansion in NYC already providing benefits across the balance sheet and earnings.
  - Opened nearly 1,900 new deposit accounts totaling $240MM in Q2.
  - Onboarded 128 new Treasury Management relationships (529 accounts).
- Building strong pipelines to be funded in future quarters.
- Branch opened at 300 Park Avenue.

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*Core relationship deposits defined as deposit relationships that are not custodial, brokered, or listing service.

**Total available liquidity defined as Cash + Cash Equivalents + AFS Securities + Borrowing Capacity less Borrowings, Letters of Credit, and Pledged AFS Securities.

4 *Capital Markets consists of Mortgage Banking, SBA Lending, Corporate Advisory and Back-to-Back Swap fee income. 1. Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation table. (Dollars in thousands, except per share data) Quarterly Financial Results

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Deposit Growth is Rapidly Improving our Liquidity Profile

(Dollars in millions)	December 31, 2023	March 31, 2024	June 30, 2024	Annualized Growth
Deposits	$5,274	$5,477	$5,656	**13%**
Noninterest-Bearing Deposits	$958	$915	$950	**15%**
Core Relationship Deposits*	$4,098	$4,268	$4,622	**33%**
Total Available Liquidity (includes off-balance sheet)**	$3,505	$3,679	$3,873	**21%**
Borrowings	$404	$119	$0	N/A
Balance Sheet Liquidity Ratio***	12.08%	12.12%	14.34%	N/A
Loan-to-Deposit Ratio	103.07%	97.91%	93.16%	N/A
% of Investments AFS	85%	85%	85%	N/A

Liquidity Highlights

- Rapidly strengthening profile.
  - ✓ Excellent deposit growth – core relationship deposits* increased $354MM in Q2, an annualized 33% growth rate. Core relationship deposits increased $524MM year-to-date.
  - ✓ Overnight borrowings eliminated.
  - ✓ Strong momentum in NJ and NYC markets. Actively replacing higher priced liabilities with core funding.
  - ✓ Loan-to-deposit ratio declined in Q1 and Q2.
  - ✓ Increased available borrowing capacity.
- Conservative, best-in-class approach to contingent liquidity management. Total available liquidity** of $3.9B represents 304% of uninsured/uncollateralized deposits.
- Strong pipeline of core relationship deposits to be funded in future quarters.

* Core relationship deposits defined as deposit relationships that are not custodial, brokered, or listing service.
** Total available liquidity defined as Cash + Cash Equivalents + AFS Securities + Borrowing Capacity less Borrowings, Letters of Credit, and Pledged AFS Securities.
*** (Cash + Cash Equivalents + AFS Securities) / Total Assets.

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6 Net Interest Margin Stabilized Q2 Showed Modest Expansion NIM (as reported) (%) NIM increased by 5 basis points on a linked quarter basis to 2.25%. Margin has re-traced to levels experienced prior to the 2022 through 2023 Fed Funds Rate increases.

AUM/AUA (in millions) Fees (in millions) Wealth Management Record AUM/AUA & Fee Income 7 $11.5B AUM/AUA 32% EBITDA Margin 2023 FY 11% Revenue CAGR* $4MM Average Relationship $171MM Q2 2024 Gross Inflows * 5-Year compounded annual growth rate calculated from December 31, 2018 through December 31, 2023. $30.8MM YTD Revenue

$407MM 8 Wealth Management New Business Inflows AUM/AUA (in millions) $777MM $701MM $843MM $1,070MM $948MM

Wealth Division is Driving Stable Fee Revenue 9 *Capital Markets consists of Corporate Advisory, Mortgage Banking, SBA Lending, and Back-to-Back Swap fee income. Total Noninterest Income as a % of Total Revenue 32% 35% Q2 2023 $19.4MM (in millions) $14.0MM $18.6MM $14.3MM 32% Q4 2023 Q1 2024 $16.4MM Q3 2023 35% $13.8MM $17.6MM 38% Q2 2024 $18.7MM $14.4MM $21.6MM

10 Diversified Lending Business Loan Mix as of 6/30/2024 Gross Loans*: $5.3 billion * Gross loans include loans held for sale.

Commercial Banking* 11 $2.8B Outstandings 53% of Total Loans Diversified C&I continues to be our area of focus for future growth – strong pipelines (in millions) * Commercial banking includes CRE loans and Commercial and Industrial Loans. CRE excludes MFL, which totaled $1.8B as of 6/30/2024. ** 5-Year compounded annual growth rate calculated from December 31, 2018 through December 31, 2023. $2.10B $2.47B $2.66B $2.54B $2.83B $223M Average Relationship Deposit Balance 5-Year C&I CAGR** 10% vs. contraction for CRE $2.92B 9 years Average Relationship Length $2.79B

Diversification within C&I Lending 12 C&I Loans constitute 42% ($2.2B) of the total loan portfolio and includes 313 distinct NAICS codes.

Reducing our CRE Concentration 13 357% CRE Concentration*; declined from 367% at the prior quarter end and 704% at peak (9/30/2015). 16.5% CRE 36-month Growth Rate (below 50% regulatory growth threshold). De Minimis $22MM Commercial Construction Portfolio. Well-diversified NOO CRE portfolio. Deep Understanding of Multifamily Portfolio with well-established risk management program. Quarterly stress testing (two approaches: loan-level and CCAR/DFAST top-down). Vintage and maturity/refinance profile favorable over the next 18 to 24 months. * As defined by SR 07-01, excluding Owner Occupied Commercial Real Estate. Calculated at the Bank Holding Company level.

14 A Well-Diversified Non-Owner Occupied CRE Portfolio Segments experiencing market stress are conservatively underwritten with low LTVs and solid DSCRs Non-Owner Occupied CRE constitutes 11% ($601MM) of the total loan portfolio. Office CRE represents 2% of total loans

Multifamily Loan Portfolio 15 Current LTV 61.2% Current DSCR 1.46x Current Debt Yield 9.2% Multifamily constitutes 34% ($1.8B) of the total loan portfolio.

New York Rent Regulated Multifamily Portfolio Substantial majority (82%) of loans are refinancings. 66% of loans are to long-standing building owners. Buildings are close to public transportation: 77% of outstanding loans are located within 0.2 miles of public transportation. No interest only loans in the portfolio. No loan modifications have been made to date. YTD 2024: All NY Rent Regulated Multifamily loans scheduled to reprice have reset to market interest rates with no delinquencies. Large nonperformers YTD isolated to 2 sponsors. Outstanding Loan Balances ($ millions) *Outside NYC is defined as geographically outside the 5 boroughs of New York. 16

Manageable Refinance Risk within Multifamily 5% of Loans Resetting or Maturing through 2025 17 10 Multifamily loans have experienced a rate reset or matured through the first half of 2024. One refinanced at another financial institution and the remainder continue making payments at higher market rates (no delinquencies).

Personal Banking Expansion into NYC with Track Record of Successfully Competing against Large Banks 18 *Natural Market Area defined within boundaries in map as geography within 5 miles of all branch locations. **Total Loans as of 6/30/2024. Market share data source: S&P Capital IQ Pro – June 30, 2023 FDIC Data. Deposit Market Area defined as 5 Mile Proximity from all PGC Branch Offices. Key Statistics Natural Market Area* within New York City MSA - Branches in 3 of top 15 wealthiest U.S. counties - Opened 300 Park Ave, NYC in June 2024 #1 Deposit Growth in Top 10 over the last decade - 13% CAGR since 2013 - 90% of deposits are considered core - $45M average deposit relationship balance - Average relationship length of 14 years Steadily increasing market share in $79B deposit market $686MM Residential & Consumer Loan portfolio**

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Strong Capital Position

(Dollars in millions, except per share data)	December 31, 2023	March 31, 2024	June 30, 2024	Well-Capitalized Minimums****
CET1 Capital Ratio	11.43%	11.76%	11.92%	6.50%
Total Risk Based Capital Ratio	14.95%	15.34%	15.50%	10.00%
Tier 1 Leverage Ratio	9.19%	9.36%	9.45%	5.00%
Tangible Equity Ratio*	8.36%	8.43%	8.40%	
ACL Coverage Ratio**	1.21%	1.24%	1.29%	
Tangible Book Value Per Share*	$30.31	$30.21	$30.73	
Shares Repurchased (in the quarter)	88,327	100,000	100,000	
Trading Multiple (Price/TBV)	98%	81%	74%	

Capital Highlights

- Conservative capital utilization.
  - ✓ Dividend yield < 1%.
  - ✓ Prudent share repurchases at blended 72% of TBVPS.***
  - ✓ Leverage Insured Cash Sweep products to manage excess liquidity.
- Capital buffers are well above internal limits, triggers, and well-capitalized minimums.****
- ACL coverage increased 5 basis points for the quarter; coverage is now 1.29% of gross loans.

* Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders' equity and total assets, respectively. Tangible equity ratio as a percentage of tangible assets at period end is calculated by dividing tangible equity by tangible assets at period end. See Non-GAAP financial measures reconciliation table.
** Allowance for Credit Losses (ACL) as a percentage of total gross loans.
*** Repurchased 100,000 shares at an average price of $21.75. Percentage of TBVPS calculated based on 3/31/2024 financials.
**** Well Capitalized as defined within the FDIC's Prompt Corrective Action framework.

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Attractive geographic franchise enhanced with our entry into NYC, which is delivering growth, improved operating leverage, additional core liquidity, and positive earnings momentum. Early results on NYC expansion are in line with expectations and momentum is strong. Delivering single point of contact private banking model covering the Metropolitan NY market. Business model anchored by a $11.5B AUM/AUA wealth management business. Investments being made in human capital, products, technology, and processes, which will enable sustainable long-term value creation. Robust commercial lending and treasury management business, which caters to clients throughout their business lifecycle, including sell-side advisory services. Focused on growing tangible book value while opportunistically returning capital to shareholders in a prudent manner. Enhanced credit risk oversight and tightened underwriting standards. Continuously investing in human capital and retention; recognized as an ABA Best Banks To Work For six years in a row. Focused on Creating Shareholder Value 20

Appendix Peapack-Gladstone Bank

30-89 Days Past Due / Gross Loans (%) Credit Metrics 22 Classified Loans / Gross Loans (%) 1 Commencing on 01/01/2022, the allowance calculation is based on the CECL methodology.  Prior to 01/01/2022, the calculation was based on the incurred loss methodology. Total Allowance1 / Gross Loans (%) NPAs / Assets (%)

23 (Dollars in thousands) Quarterly Balance Sheet & AUM/AUA Summary

24 1 Amounts reflect modifications that are paying according to modified terms. 2 Excludes modifications included in nonaccrual loans of $3.2 million at June 30, 2024 and $3.0 million at December 31, 2023 and $777,000 at June 30, 2023. 3 Excludes a provision of $10,000 at June 30, 2024, a credit of $55,000 at December 31, 2023, and a provision of $30,000 at June 30, 2023 related to off-balance sheet commitments. 4 Net charge-offs for the quarter ended December 31, 2023 included charge-offs of $2.2 million of a previously established reserve to loans individually evaluated on one multifamily loan and $5.6 million on one equipment finance relationship. Net charge-offs for the quarter ended June 30, 2023 included a charge-off of $1.2 million of a previously established reserve to loans individually evaluated on one commercial real estate loan. 5 Total ACL less reserves to loans individually evaluated equals collectively evaluated ACL. (Dollars in thousands) Asset Quality

25 1 Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. Tangible equity as a percentage of tangible assets at period end is calculated by dividing tangible equity by tangible assets at period end. See Non-GAAP financial measures reconciliation table. 2 Tangible book value per share excludes intangible assets. Tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding.  See Non-GAAP financial measures reconciliation table. 3 Excludes other comprehensive loss of $68.3 million for the quarter ended June 30, 2024, $64.9 million for the quarter ended December 31, 2023, and $68.0 million for the quarter ended June 30, 2023.  See Non-GAAP financial measures reconciliation included in these tables. Capital Summary

26 1 Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation table. We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios.  Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. Quarterly Income Statement Summary (Dollars in thousands, except per share data) Quarterly Non-GAAP Financial Measures Reconciliation

27 We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios.  Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. (Dollars in thousands, except per share data) Quarterly Non-GAAP Financial Measures Reconciliation

Peapack-Gladstone Financial Corporation 500 Hills Drive, Suite 300 P.O. Box 700 Bedminster, New Jersey 07921 (908) 234-0700 www.pgbank.com Douglas L. Kennedy President & Chief Executive Officer (908) 719-6554 dkennedy@pgbank.com Frank A. Cavallaro Senior EVP & Chief Financial Officer (908) 306-8933 fcavallaro@pgbank.com John P. Babcock Senior EVP & President of Peapack Private Wealth Management (908) 719-3301 jbabcock@pgbank.com Matthew P. Remo SVP | Managing Principal – Chief Strategy Officer & Head of Investor Relations (908) 393-7591 mremo@pgbank.com Contacts Corporate Headquarters 28 Contact